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                                   EXHIBIT 3.2

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                            (After Issuance of Stock)

FILED # C17014-97

   JUN 08 1999

IN THE OFFICE OF
/s/ DEAN HELLER
DEAN HELLER SECRETARY OF STATE

                         GOLDPLATE HOLDINGS ENTERPRISES
                         ------------------------------
                               Name of Corporation

         We the undersigned  President                       and
                            --------------------------------
                             President or Vice President

         Secretary                   of     Goldplate Holdings Enterprises
-----------------------------------     ---------------------------------------
Secretary of Assistant Secretary            Name of Corporation

Do hereby certify:

         That the Board of Directors of said corporation at a meeting duly convened, held on the 1st Day of April, 1999, adopted a resolution to amend the original articles as follows:

         Article 1 is hereby amended to read as follows:

                The name of the Corporation shall be Eagletech Communications, Inc.

         The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of incorporation is 100,000,000, that the said changes and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                            /s/ Robert E. Young
                                            -----------------------------------
                                            Robert E. Young, President

                                            /s/ James R. Payne
                                            -----------------------------------
                                            James R. Payne, Secretary

State of Florida
         --------
County of Broward
          -------

         On May 12th, 1999, personally appeared before me, a Notary Public, Robert E Young and James R. Payne, who acknowledged
Names of Persons Appearing and Signing Document that they executed the above instrument.

(Notary Seal) EDWARD CHANDLER, JR.          /s/ Edward Chandler, Jr.
   Commission # CC 691522                   -----------------------------------
   Expires NOV 29, 2001
   Bonded thru
   Atlantic Bonding Co., Inc.

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